                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                 F O R M  8 - K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 4, 1995


                      SERVICE CORPORATION INTERNATIONAL
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


                                    TEXAS
--------------------------------------------------------------------------------
               (State or other jurisdiction of incorporation)


         1-6402-1                                         74-1488375
----------------------------                 -----------------------------------
  (Commission File Number)                    (IRS Employer Identification No.)


         1929 Allen Parkway, Houston, Texas                 77019
--------------------------------------------------------------------------------
      (Address of principal executive offices)            (Zip Code)



                               (713) 522-5141
--------------------------------------------------------------------------------
              Registrant's telephone number, including area code

ITEM 5. OTHER EVENTS

On August 25, 1995, the Company acquired an approximate 51% interest in Omnium de Gestion et de Financement S.A. ("OGF") for US$233,358,000. OGF, in turn, owned approximately 65% of Pompes Funebres Generales S.A. ("PFG"). OGF and PFG, when combined, is the largest funeral service organization in Europe, operating 1,040 funeral service locations and a funeral insurance business which primarily sells insurance policies in connection with OGF/PGF's prearranged funeral business. The Company is making public tender offers for the remaining shares of OGF and PFG with the intent to acquire 100% of the outstanding shares of both companies. On November 15, 1995, the Company owned shares representing over 98% of OGF and over 96% of PFG. The total purchase price for OGF and the portion of PFG not owned by OGF is expected to be approximately US$590,000,000 (based on the August 25, 1995 translation rate of .1969). The net cost to the Company, taking into account the cash balances of OGF and PFG, is expected to be approximately US$424,000,000. In August 1995, the Company entered into a 364 day revolving credit agreement with several banks to temporarily fund the OGF/PFG acquisition (the "French Revolving Credit Agreement"). The French Revolving Credit Agreement allows for borrowings up to $600,000,000 at an interest rate based on PIBOR plus 25 basis points.

On September 5, 1995, the Company acquired the shares of SCI Canada ("SCIC") not already owned by the Company. This transaction eliminated the approximate 31% minority interest ownership of SCIC and made SCIC a wholly owned subsidiary of the Company. SCIC owns 75 funeral service locations and three cemeteries. The total purchase price was approximately US$62,578,000.

On October 11, 1995, the Company purchased Gibraltar Mausoleum Corporation ("Gibraltar"). Gibraltar, a private funeral and cemetery company based in Indianapolis, owns and operates 23 funeral service locations and 54 cemeteries. The purchase price consists of 3,286,759 shares of Company common stock, $77,000,000 in cash, $54,000,000 in short-term promissory notes and the assumption of $25,000,000 of Gibraltar debt. Gibraltar does not meet the definition contained in Rule 1-02 of Regulation S-X for a significant subsidiary.

In the third quarter of 1994, the Company acquired the two largest publicly traded funeral service providers in the United Kingdom, Great Southern Group plc ("GSG") and Plantsbrook Group plc ("PG"). PG was an equity investee of OGF before being purchased by the Company. GSG and PG owned a combined 534 funeral homes, 13 crematoria and two cemeteries. The purchase price was approximately $508,000,000.

In addition to the acquisitions discussed above, during 1994 and the nine months ended September 30, 1995, the Company continued to acquire funeral and cemetery operations in the United States, the United Kingdom, Canada and Australia. During such period, the Company acquired 260 funeral homes and 56 cemeteries (the "Other Acquired Companies", of which the companies acquired in 1994 are called "1994 Other Acquired Companies" and the companies acquired in 1995 are called "1995 Other Acquired Companies") in 140 separate transactions for an aggregate purchase price of approximately $566,155,000 in the form of combinations of cash, Company common stock, issued and assumed debt, convertible debentures and retired loans receivable held by a Company subsidiary.

In addition to the acquisitions disclosed above, during October 1995, the Company completed underwritten public offerings of securities pursuant to the Company's $1 billion shelf registration that became effective in September 1995. In one offering, the Company issued 8,395,000 shares of common stock at a net offering price of $37.30 per share. In another offering, the Company issued $300,000,000 of notes which were issued in two tranches of $150,000,000 each with maturities in October 2000 and 2007 and interest rates of 6.375% and 6.875%, respectively. The net proceeds from these offerings were used primarily to finance the Company's worldwide acquisition program including the OGF/PFG and Gibraltar transactions.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma information assumes that the acquisition by the Company of all operations acquired during the year ended December 31, 1994 and the nine months ended September 30, 1995 took place on January 1, 1994 (1,834 funeral service locations and 58 cemeteries acquired in 142 separate transactions). In addition, this pro forma information includes the effects of the Gibraltar acquisition discussed above as if such acquisition had occurred on January 1, 1994. This information also assumes that the net proceeds from the Company's December 1994 public offerings of Company common stock, 8.375% notes and convertible preferred securities of SCI Finance LLC and October 1995 public offerings of notes and Company common stock were issued at the beginning of 1994. The net proceeds of the December 1994 public offerings were first applied toward the purchase price of the Company's September 1994 acquisitions in the United Kingdom, with the excess net proceeds used to repay amounts outstanding under the Company's existing revolving credit facilities. In addition, the unaudited pro forma combined financial information assumes two financing approaches for the OGF/PFG acquisition, first, that the acquisition is initially financed with borrowings under the Company's French Revolving Credit Agreement. Second, that the Company will apply the net proceeds received from the October 1995 common stock offering ($312,834,000) and October 1995 notes offerings ($297,488,000) to repay amounts borrowed under the Company's French Revolving Credit Agreement. The excess net proceeds from the October 1995 offerings are assumed to be used to repay a portion of the Company's existing revolving credit facilities.

The historical income statements of GSG and PG and OGF/PFG for the period not owned by the Company in 1994 and 1995 were adjusted to present the historical income statements in accordance with United States generally accepted accounting principles ("US GAAP") and translated into US dollars at the average exchange rate for the period presented (the United Kingdom pound sterling translation rate for the eight months ended August 31, 1994, was $1.52 and the French franc translation rates for the year ended December 31, 1994, and eight months ended August 31, 1995 were $.1802 and $.2000, respectively). The historical income statements of the Other Acquired Companies represent amounts recorded by those businesses for the periods that they were not owned by the Company during the year ended December 31, 1994 and the nine months ended September 30, 1995.

This unaudited pro forma information may not be indicative of results that would have actually resulted if these transactions had occurred on the dates indicated or which may be obtained in the future.

                       SERVICE CORPORATION INTERNATIONAL

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1994

                                          ----------------------------------------------------------------------------
                                                     1994 TRANSACTIONS                     1995 TRANSACTIONS
                                          ----------------------------------------   ----------------------------------
                                             1994
                                          HISTORICAL           PRO FORMA                     1994 HISTORICAL
                                          ----------    --------------------------   ---------------------------------
                                             GSG
                                             & PG
                                THE        AND OTHER                       1994                                OTHER
In thousands,                  COMPANY      ACQUIRED                     COMBINED                             ACQUIRED
except per share amounts      HISTORICAL   COMPANIES     ADJUSTMENTS     SUBTOTAL     OGF/PFG    GIBRALTAR   COMPANIES
                              ----------   ---------    ------------    ----------   ---------   ---------   ---------
Revenues                      $1,117,175   $ 135,008    $  1,146  (A)   $1,253,329   $ 509,141   $  96,270    $ 92,294



Costs and expenses              (775,980)   (113,145)       (770) (A)     (885,195)   (471,390)    (81,785)    (81,627)
                                                           3,918  (B)
                                                           3,757  (C)
                                                            (217) (D)
                                                          (4,685) (E)
                                                           2,502  (F)
                                                            (291) (G)
                                                            (284) (H)










                              ----------   ---------    --------        ----------   ---------   ---------    --------
Gross profit                     341,195      21,863       5,076           368,134      37,751      14,485      10,667
General and administrative
 expenses                        (51,700)         --          --           (51,700)         --          --          --
                              ----------   ---------    --------        ----------   ---------   ---------    --------
Income from operations           289,495      21,863       5,076           316,434      37,751      14,485      10,667
Interest expense                 (80,123)     (2,588)       (165) (A)      (86,057)     (5,667)     (3,279)     (1,432)
                                                          (3,860) (B)
                                                             936  (I)
                                                           1,451  (J)
                                                           4,379  (K)
                                                         (15,354) (L)
                                                           2,414  (M)
                                                           6,853  (N)

Dividends on preferred
 securities of SCI
 Finance LLC                        (539)         --     (10,242) (O)      (10,781)         --          --          --
Other income (expense)            10,188         201          --            10,389     (12,408)        (83)         --


Gain on sale of
 subsidiaries                         --          --          --                --      57,474          --          --
                              ----------   ---------    --------        ----------   ---------   ---------    --------
Income before income taxes       219,021      19,476      (8,512)          229,985      77,150      11,123       9,235
Provision for taxes              (87,976)     (7,240)      3,015  (P)      (92,201)    (21,176)     (4,219)     (3,602)




                              ----------   ---------    --------        ----------   ---------   ---------    --------
Net income                    $  131,045   $  12,236    $ (5,497)       $  137,784   $  55,974   $   6,904    $  5,633
                              ==========   =========    ========        ==========   =========   =========    ========
Earnings per share:
 Primary                      $     1.51                                $     1.44
                              ==========                                ==========
 Fully diluted                $     1.43                                $     1.36
                              ==========                                ==========

 Primary weighted average                                  1,073  (Q)
  shares                          86,926                   7,974  (R)       95,973
                              ==========                                ==========
                                                           1,156  (Q)
 Fully diluted weighted                                    7,974  (R)
  average shares                  97,408                   5,450  (S)      111,988
                              ==========                                ==========

                             ------------------------------------------------------------
                                  1995 Transactions
                             ------------------------------------------------------------
                                     PRO FORMA
                             ------------------------------------------------------------
                                  1995
In thousands,                  ACQUISITION      COMBINED      OFFERINGS        COMBINED
except per share amounts       ADJUSTMENTS      SUBTOTAL     ADJUSTMENTS        TOTAL
                             ---------------  -----------   ------------     ------------
Revenues                     $ (4,993) (G1)   $ 1,943,363     $       --      $ 1,943,363
                               (1,902) (G2)
                               (5,301) (G3)
                                4,525  (G4)
Costs and expenses              4,993  (G1)    (1,492,505)          (296) (P1) (1,492,801)
                                  830  (G2)
                                7,134  (G3)
                               (3,260) (G4)
                                2,038  (G5)
                                  159  (G6)
                               (1,471) (G7)
                                4,640  (O1)
                               (1,021) (C1)
                                  (63) (C2)
                                1,594  (F1)
                               (2,769) (F2)
                               22,253  (F3)
                              (10,547) (F4)
                                  (51) (F5)
                                  682  (F6)
                                2,351  (F7)

                             --------         -----------          -----        ---------
Gross profit                   19,821             450,858           (296)         450,562
General and administrative
 expenses                          --             (51,700)            --          (51,700)
                             --------         -----------          -----        ---------
Income from operations         19,821             399,158           (296)         398,862
Interest expense                 (620) (G4)      (139,140)       (19,875) (P2)   (124,788)
                                3,465  (G8)                        2,002  (P3)
                               (6,706) (G9)                          582  (P4)
                              (11,225) (O1)                       31,643  (P7)
                               (3,604) (C3)
                                7,628  (F8)
                              (31,643) (F13)
Dividends on preferred
 securities of SCI
 Finance LLC                       --             (10,781)            --          (10,781)
Other income (expense)          2,227  (C4)        13,843             --           13,843
                               (6,681) (F9)
                               20,399  (F10)
Gain on sale of
 subsidiaries                 (57,474) (F11)           --             --               --
                             --------         -----------       --------         --------
Income before income taxes    (64,413)            263,080         14,056          277,136
Provision for taxes               495  (G10)     (104,526)        (4,920) (P5)   (109,446)
                                2,568  (02)
                                1,613  (C5)
                               11,996  (F12)
                             --------         -----------      --------          --------
Net income                   $(47,741)        $   158,554      $  9,136          $167,690
                             ========         ===========      ========          ========
Earnings per share:
 Primary                                                                         $   1.55
                                                                                 ========
 Fully diluted                                                                   $   1.47
                                                                                 ========

 Primary weighted average         191  (O3)
  shares                        3,287  (G11)                      8,395  (P6)     107,846
                                                                                 ========

 Fully diluted weighted           262  (O3)
  average shares                3,287  (G11)                      8,395  (P6)     123,932
                                                                                 ========

                       SERVICE CORPORATION INTERNATIONAL

         NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1994

1994 TRANSACTIONS

(A) To record the acquisition of five separate businesses acquired at various dates by PG between January 1, 1994 and August 31, 1994 as if such acquisitions had occurred on January 1, 1994. Internally generated funds were used for the purchase of these businesses; however, for purposes of the unaudited pro forma combined statement of income, imputed interest expense, calculated on the purchase price, has been included at a rate of 6%, which approximated the Company's UK borrowing rate for the year 1994.

(B) To record a reduction to costs and expenses for the 1994 Other Acquired Companies based on results actually achieved by the Company for the periods subsequent to acquisition in the amount of $7,019,000 offset in part by additional costs and expenses of $3,101,000 resulting from the effect of applying purchase accounting adjustments, primarily amortization and depreciation.

       Interest expense was added for debt and convertible debentures, issued in the purchase of the 1994 Other Acquired Companies, at stated rates. In addition, interest expense has been added for the cash portion of the purchase price assumed to be borrowed by the Company at the Company's weighted average borrowing rate of 4.60% for the year ended December 31, 1994 under its existing revolving credit facilities.

(C) To eliminate corporate expenses, consisting primarily of duplicate personnel expenses, related to the acquisitions of GSG and PG.

(D) To record the additional depreciation expense (based on 50 year useful life and straight-line depreciation) on GSG's funeral home buildings resulting from the estimated change in fair value over historical cost.

(E) To record the amortization of names and reputations (based on 40 year straight-line amortization) created from the acquisition of PG by the Company.

(F)    To eliminate the historical GSG and PG goodwill amortization expense.

(G) To record the additional cost of GSG's cemetery and cremation memorialization interment rights sold.

(H) To record the estimated additional amortization expense from the expenses associated with the December 1994 issuances of preferred securities of SCI Finance LLC and $200,000,000 of fixed rate notes of the Company.

(I) To reverse imputed interest expense recorded in the Company's historical financial statements, related to the acquisition of GSG and PG, that would not have occurred if these acquisitions had been completed on January 1, 1994.

(J) To reverse interest expense recorded in the Company's historical financial statements related to amounts borrowed under the Company's revolving credit agreements to partially fund the acquisitions of GSG and PG. This indebtedness would not have been necessary if the acquisition of GSG and PG had been funded with proceeds from the December 1994 public offerings.

(K) To record the estimated reduction in interest expense resulting from the assumed partial repayment of $95,205,000 of indebtedness under the Company's existing revolving credit facilities. Such repayment funds were derived from the net proceeds of the December 1994 public offerings available after the purchase of GSG and PG. The reduction was calculated using the Company's weighted average borrowing rate of 4.60% for the year ended December 31, 1994 under its revolving credit facilities.

(L) To record approximately 11 months of additional interest expense on the December 1994 $200,000,000 notes at an annual interest rate of 8.375%.

(M) To record the estimated reduction in net interest expense achieved from a cross currency hedging transaction entered into by the Company in December 1994 as if such transaction had been entered into on January 1, 1994. This transaction effectively converts $272,500,000 of U.S. fixed rate indebtedness into floating rate UK pound

                       SERVICE CORPORATION INTERNATIONAL
       sterling indebtedness, raising SCI's total UK pound sterling exposure to $472,500,000, which is comparable to the size of the acquisitions of GSG and PG.

(N) To reverse interest expense recorded in the Company's historical financial statements related to amounts borrowed under two bank facilities secured to temporarily fund the GSG and PG acquisitions. This indebtedness would not have been necessary if the acquisition of GSG and PG had been funded with proceeds from the December 1994 public offerings.

(O) To record the additional dividends at 6.25% on the preferred securities of SCI Finance LLC issued in December 1994 to present a full year of dividends.

(P)    To record the tax effect of the pro forma adjustments.

(Q) To give effect to the additional time period during which the Company common stock (in the case of the primary and fully diluted weighted average number of shares) and convertible debt (in the case of the fully diluted weighted average number of shares) issued during the period between January 1, 1994 and December 31, 1994 in respect to the acquisition of the 1994 Other Acquired Companies would have been outstanding if all of such acquisitions had occurred as of January 1, 1994.

(R) To record the additional impact from the issuance of 7,700,000 shares in December 1994 and 780,000 shares in January 1995.

(S) To record the additional impact on the fully diluted weighted average number of shares of the preferred securities of SCI Finance LLC issued in December 1994.

1995 TRANSACTIONS

1995 OTHER ACQUIRED COMPANIES

(O1) To record a reduction to costs and expenses for the 1995 Other Acquired Companies based on results actually achieved by the Company for the periods subsequent to acquisition in the amount of $9,580,000 offset in part by additional costs and expenses of $4,940,000 resulting from the effect of applying purchase accounting adjustments, primarily amortization and depreciation.

       Interest expense was added for debt and convertible debentures, issued in the purchase of the 1995 Other Acquired Companies, at stated rates. In addition, interest expense has been added for the cash portion of the purchase price assumed to be borrowed by the Company at the Company's weighted average borrowing rate of 4.60% for the year ended December 31, 1994 under its existing revolving credit facilities.

(O2) To record the tax effect for the 1995 Other Acquired Companies pro forma adjustments.

(O3) To give effect to the additional time period during which the Company common stock (in the case of the primary and fully diluted weighted average number of shares) and convertible debt (in the case of the fully diluted weighted average number of shares) issued during the period between January 1, 1994 and December 31, 1994 in respect to the acquisition of the 1995 Other Acquired Companies would have been outstanding if all of such acquisitions had occurred as of January 1, 1994.

CANADA

(C1) To record the additional amortization of names and reputations (based on 40 year straight-line amortization) created from the acquisition of the SCIC minority interest.

(C2)   To record the additional cost of SCIC's cemetery interment rights sold.

(C3) To record the estimated interest expense for the September 5, 1995 purchase of the SCIC minority interest ($62,578,000) assumed to have been borrowed by the Company under its existing revolving credit facilities. The

                       SERVICE CORPORATION INTERNATIONAL
       calculation was based on a weighted average annual three month Canadian banker's acceptance borrowing rate plus 25 basis points for the year ended December 31, 1994 (5.76%).

(C4)   To eliminate the 1994 SCIC minority interest charge.

(C5) To record the tax effect for SCIC's minority interest pro forma adjustments.

GIBRALTAR

(G1) To eliminate Gibraltar intercompany revenues and costs relating to cemetery construction activities.

(G2) To conform Gibraltar's prearranged funeral accounting to the Company's. The revenue adjustment includes $1,306,000 of revenue relating to earnings on amounts held in trust which Gibraltar recognized currently which would be deferred under the Company's accounting policies and $596,000 of revenue recognized by Gibraltar relating to certain prearranged funeral payments not required to be held in trust which would also be deferred under the Company's accounting policies. The adjustment to costs and expenses for $830,000 relates to prearranged funeral selling expenses that would be capitalized under the Company's accounting policies but were recognized currently by Gibraltar.

(G3) To conform Gibraltar's cemetery accounting to the Company's. This includes an adjustment to reclassify $5,301,000 of revenues and costs and expenses relating to contract cancellations. In addition, this adjustment includes a reduction of Gibraltar historical costs and expenses for $1,833,000, representing reduced cost accruals for certain cemetery sales.

(G4) To record the acquisition of five separate businesses acquired at various dates by Gibraltar between January 1, 1994 and December 31, 1994 as if such acquisitions had occurred on January 1, 1994.

(G5) To eliminate Gibraltar corporate expenses consisting primarily of former owner salaries and duplicate home office personnel expenses.

(G6)   To eliminate the historical Gibraltar goodwill amortization expense.

(G7) To record the additional cost of Gibraltar's cemetery interment rights sold.

(G8) To eliminate the interest expense on Gibraltar debt assumed to be repaid by the Company.

(G9) To record additional interest expense for the cash portion of the purchase price assumed to be borrowed by the Company under its existing revolving credit facilities and additional interest on the 5.95% short-term promissary notes issued for Gibraltar. The Company's weighted average borrowing rate under such revolving credit facilities was 4.60% for the year ended December 31, 1994.

(G10)  To record the tax effect of Gibraltar's pro forma adjustments.

(G11) To reflect the issuance of 3,286,759 shares in respect to the acquisition of Gibraltar that would have been outstanding if the acquisition had occurred on January 1, 1994. The shares were assumed to be issued at approximately $30.00 per share which is the average closing stock price during the period from June 2, 1995 through June 12, 1995.

OGF/PFG

(F1)   To eliminate the historical OGF/PFG goodwill amortization expense.

(F2) To record the amortization of names and reputations (based on 40 year straight-line amortization) created from the acquisition of OGF/PFG by the Company.

(F3) To eliminate OGF/PFG's historical depreciation expense which was calculated using shorter depreciable asset lives than does the Company under its accounting policies. Additionally, OGF/PFG, for certain assets, used accelerated depreciation methods. The Company uses a straight-line method of depreciation expense recognition.

                       SERVICE CORPORATION INTERNATIONAL

(F4) To record the depreciation expense on OGF/PFG's property, plant and equipment using the Company's depreciation policies based on the current fair value.

(F5) To record the amortization of the present value of future profits related to OGF/PFG's life insurance subsidiary, net of the amount allocated to policyholders, under French insurance regulations.

(F6) To eliminate the amortization of deferred acquisition costs related to the life insurance subsidiary which were recorded in OGF/PFG's historical income statement.

(F7) To eliminate historical OGF/PFG expenses that will not continue under the Company's ownership. Such costs are primarily the result of OGF/PFG personnel whose positions were permanently eliminated in anticipation of the acquisition of OGF/PFG by the Company.

(F8) To eliminate interest expense on amounts borrowed under the Company's revolving credit facilities that the Company intends to repay with approximately $166,000,000 of OGF/PFG cash acquired. OGF/PFG received substantially all of this cash from the sale, in 1994, of its investment in PG to the Company. The reduction was calculated using a weighted average annual interest rate of 4.60%, which represents the weighted average borrowing rate under the Company's existing revolving credit facilities for the year ended December 31, 1994.

(F9) To eliminate OGF/PFG historical interest income earned on OGF/PFG excess cash ($166,000,000) that the Company intends to use to partially repay borrowings under the Company's existing revolving credit facilities.

(F10) To eliminate OGF's year ended 1994 charge for the minority interest in PFG assuming acquisition of 100% of PFG by the Company.

(F11) To eliminate the gain on sale of PG. The Company purchased PG, which was an equity investee of OGF, in 1994.

(F12)  To record the tax effect of the OGF/PFG pro forma adjustments.

(F13) To record interest expense on amounts borrowed under the Company's French Revolving Credit Agreement ($566,805,000) at 6.10% which represents the weighted average three month PIBOR borrowing rate plus 25 basis points for the year ended December 31, 1994 applied to a French franc balance as of August 25, 1995 and translated at the weighted average exchange rate for the year ended December 31, 1994.

1995 PUBLIC OFFERINGS

(P1) To record the amortization expense expected to result from the estimated costs and expenses associated with the October 1995 notes offerings.

(P2) To record the estimated interest expense on the October 1995 notes offerings at an assumed annual interest rate of 6.625% as if such notes had been issued January 1, 1994 (net proceeds of $297,488,000).

(P3) To record the estimated reduction in interest expense resulting from the assumed partial repayment of $43,517,000 of indebtedness under the Company's existing revolving credit facilities from the remaining net proceeds of the October 1995 common stock offering after first applying such net proceeds to the repayment of indebtedness under the French Revolving Credit Agreement. The reduction was calculated using a weighted average annual interest rate of 4.60%, which represents the weighted average borrowing rate under the Company's existing revolving credit facilities for the year ended December 31, 1994.

(P4) To record the estimated decrease in net interest expense resulting from a cross currency hedging transaction as if such transaction had been entered into on January 1, 1994. This transaction effectively converts $300,000,000 of fixed rate indebtedness into fixed rate French franc indebtedness. With this transaction, the Company's net investment in OGF/PFG will be hedged against currency risk.

(P5) To record the tax effect of the offerings' pro forma adjustments at the Company's statutory tax rate.

(P6) To record the October 1995 issuance of 8,395,000 shares under the October 1995 common stock offering as if such shares had been issued January 1, 1994 at a stock price of $37.30 per share, (net proceeds of $312,834,000).

(P7) To record the estimated reduction in interest resulting from the assumed repayment of $566,805,000 of indebtedness under the Company's French Revolving Credit Agreement from the net proceeds of the October 1995 common stock and notes offerings. The reduction was calculated using a weighted average annual interest rate of 6.10% which represents the weighted average three month PIBOR borrowing rate plus 25 basis points for the year ended December 31, 1994.

                       SERVICE CORPORATION INTERNATIONAL

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1995

                                               ----------------------------------------------------------------------------------
                                                                         HISTORICAL                           PRO FORMA
                                                             -----------------------------------    -----------------------------
                                                  THE                                   OTHER
                                                COMPANY                                ACQUIRED       ACQUISITION       COMBINED
In thousands, except per share amounts         HISTORICAL     OGF/PFG     GIBRALTAR    COMPANIES      ADJUSTMENTS       SUBTOTAL
                                               ----------    ---------    ---------    ---------    ----------------   ----------
Revenues                                       $1,105,253    $ 367,106    $  71,860    $ 30,589     $ (1,561) (G1)     $1,568,880
                                                                                                      (4,367) (G2)
Costs and expenses                               (776,872)    (347,826)     (58,920)    (26,822)         482  (G1)     (1,194,972)
                                                                                                       5,814  (G2)
                                                                                                       1,019  (G3)
                                                                                                         168  (G4)
                                                                                                      (1,103) (G5)
                                                                                                         266  (O1)
                                                                                                        (681) (C1)
                                                                                                         (42) (C2)
                                                                                                       1,265  (F1)
                                                                                                      (2,040) (F2)
                                                                                                      16,650  (F3)
                                                                                                      (9,096) (F4)
                                                                                                         (69) (F5)
                                                                                                         483  (F6)
                                                                                                       2,352  (F7)
                                               ----------    ---------     --------    --------     --------           ----------
Gross profit                                      328,381       19,280       12,940       3,767        9,540              373,908
General and administrative expenses               (35,677)          --           --          --           --              (35,677)
                                               ----------    ---------     --------    --------     --------           ----------
Income from operations                            292,704       19,280       12,940       3,767        9,540              338,231
Interest expense                                  (85,063)      (1,637)      (4,487)       (477)       2,387  (G6)       (121,850)
                                                                                                      (5,884) (G7)
                                                                                                      (4,618) (O1)
                                                                                                      (2,891) (C3)
                                                                                                       7,572  (F8)
                                                                                                     (26,752) (F9)
Dividends on preferred securities of SCI
  Finance LLC                                      (8,086)          --           --          --           --               (8,086)
Other income (expense)                              6,526        7,009           --          --        1,703  (C4)          7,120
                                                                                                      (8,118) (F10)
                                               ----------    ---------     --------    --------     --------           ----------
Income before income taxes                        206,081       24,652        8,453       3,290      (27,061)             215,415
Provision for income taxes                        (78,925)     (11,468)      (3,461)     (1,283)       1,697  (O2)        (85,120)
                                                                                                       1,291  (C5)
                                                                                                       1,253  (G8)
                                                                                                       5,776 (F11)
                                               ----------    ---------     --------    --------     --------           ----------
Net income                                     $  127,156    $  13,184    $   4,992    $  2,007     $(17,044)          $  130,295
                                               ==========    =========     ========    ========     ========           ==========
Earnings per share:
    Primary                                    $     1.31
                                               ==========
    Fully diluted                              $     1.22
                                               ==========
                                                                                                       3,287  (G9)
    Primary weighted average shares                97,335                                                105  (O3)
                                               ==========
                                                                                                       3,287  (G9)
    Fully diluted weighted average shares         112,630                                                105  (O3)
                                               ==========































<Caption)
                                               --------------------------------

                                               --------------------------------

                                                OFFERINGS            COMBINED
In thousands, except per share amounts         ADJUSTMENTS             TOTAL
                                               -----------          -----------
Revenues                                       $      --            $ 1,568,880

Costs and expenses                                   (222) (P1)      (1,195,194)
                                               ----------           -----------
Gross profit                                         (222)              373,686
General and administrative expenses                   --                (35,677)
                                               ----------           -----------
Income from operations                              (222)               338,009
Interest expense                                  (14,906) (P2)        (104,086)
                                                    1,987  (P3)
                                                      437  (P4)
                                                   26,752  (P7)
                                                    3,494  (P8)



Dividends on preferred securities of SCI
  Finance LLC                                          --                (8,086)
Other income (expense)                                 --                 7,120

                                               ----------            ----------
Income before income taxes                         17,542               232,957
Provision for income taxes                         (6,199) (P5)         (91,319)



                                               ----------            ----------
Net income                                     $   11,343            $  141,638
                                               ==========            ==========
Earnings per share:
    Primary                                                          $     1.30
                                                                     ==========
    Fully diluted                                                    $     1.22
                                                                     ==========

    Primary weighted average shares                 8,395  (P6)         109,122
                                                                     ==========

    Fully diluted weighted average shares           8,395  (P6)         124,417
                                                                     ==========

See note (F12) to this unaudited pro forma combined statement of income for the nine months ended September 30, 1995.

                       SERVICE CORPORATION INTERNATIONAL

         NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1995

1995 OTHER ACQUIRED COMPANIES

(O1) To record a reduction to costs and expenses for the 1995 Other Acquired Companies based on results actually achieved by the Company for the periods subsequent to acquisition in the amount of $3,971,000 offset in part by additional costs and expenses of $3,705,000 resulting from the effect of applying purchase accounting adjustments, primarily amortization and depreciation.

       Interest expense was added for debt and convertible debentures, issued in the purchase of the 1995 Other Acquired Companies, at stated rates. In addition, interest expense has been added for the cash portion of the purchase price assumed to be borrowed by the Company at the Company's weighted average borrowing rate of 6.09% for the nine months ended September 30, 1995 under its existing revolving credit facilities.

(O2) To record the tax effect for the 1995 Other Acquired Companies pro forma adjustments.

(O3) To give effect to the additional time period during which the Company common stock (in the case of the primary and fully diluted weighted average number of shares) and convertible debt (in the case of the fully diluted weighted average number of shares) issued during the period between January 1, 1995 and September 30, 1995 in respect to the acquisition of the 1995 Other Acquired Companies would have been outstanding for the nine months ended September 30, 1995 if all of such acquisitions had occurred as of January 1, 1994.

CANADA

(C1) To record the additional amortization of names and reputations (based on 40 year straight-line amortization) created from the acquisition of the SCIC minority interest.

(C2)   To record the additional costs of SCIC's cemetery interment rights sold.

(C3) To record the estimated interest expense for the September 5, 1995 purchase of the SCIC minority interest ($62,578,000) assumed to have been borrowed by the Company under its existing revolving credit facilities. The calculation was based on a weighted average annual three month Canadian banker's acceptance borrowing rate plus 25 basis points for the nine months ended September 30, 1995 (6.93%).

(C4)   To eliminate the 1995 SCIC minority interest charge.

(C5) To record the tax effect for SCIC's minority interest pro forma adjustments.

GIBRALTAR

(G1) To conform Gibraltar's prearranged funeral accounting to the Company's. The revenue adjustment includes $1,267,000 of revenue relating to earnings on amounts held in trust which Gibraltar recognized currently which would be deferred under the Company's accounting policies and $294,000 of revenue recognized by Gibraltar relating to certain prearranged funeral payments not required to be held in trust which would also be deferred under the Company's accounting policies. The adjustment to costs and expenses for $482,000 relates to prearranged funeral selling expenses that would be capitalized under the Company's accounting policies but were recognized currently by Gibraltar.

(G2) To conform Gibraltar's cemetery accounting to the Company's. This includes an adjustment to reclassify $4,367,000 of revenues and costs and expenses relating to contract cancellations. In addition, this adjustment includes a reduction of Gibraltar's historical costs and expenses for $1,447,000, representing reduced cost accruals for certain cemetery sales.

(G3) To eliminate Gibraltar corporate expenses consisting primarily of former owner salaries and duplicate home office personnel expenses.

(G4)   To eliminate the historical Gibraltar goodwill amortization expense.

                       SERVICE CORPORATION INTERNATIONAL

(G5) To record the additional cost of Gibraltar's cemetery interment rights sold.

(G6) To eliminate the interest expense on Gibraltar debt assumed to be repaid by the Company.

(G7) To record additional interest expense for the cash portion of the purchase price assumed to be borrowed by the Company under its existing revolving credit facilities and additional interest on the 5.95% short-term promissary notes issued for Gibraltar. The Company's weighted average borrowing rate for such revolving credit facilities was 6.09% for the nine months ended September 30, 1995.

(G8)   To record the tax effect of Gibraltar's pro forma adjustments.

(G9) To reflect the issuance of 3,286,759 shares in respect to the acquisition of Gibraltar that would have been outstanding if the acquisition had occurred as of January 1, 1995. The shares were assumed to be issued at approximately $30.00 per share which is the average closing stock price during the period from June 2, 1995 through June 12, 1995.

OGF/PFG

(F1)   To eliminate the historical OGF/PFG goodwill amortization expense.

(F2) To record the amortization of names and reputations (based on 40 year straight-line amortization) created from the acquisition of OGF/PFG by the Company.

(F3) To eliminate OGF/PFG's historical depreciation expense which was calculated using shorter depreciable asset lives than does the Company under its accounting policies. Additionally, OGF/PFG, for certain assets, used accelerated depreciation methods. The Company uses a straight-line method of depreciation expense recognition.

(F4) To record the depreciation expense on OGF/PFG's property, plant and equipment using the Company's depreciation policies based on the current fair value.

(F5) To record the amortization of the present value of future profits related to OGF/PFG's life insurance subsidiary, net of the amount allocated to policyholders, under French insurance regulations.

(F6) To eliminate the amortization of deferred acquisition costs related to the life insurance subsidiary which were recorded in OGF/PFG's historical income statement.

(F7) To eliminate historical OGF/PFG expenses that will not continue under the Company's ownership. Such costs are primarily the result of OGF/PFG personnel whose positions were permanently eliminated and professional expenses incurred in anticipation of the acquisition of OGF/PFG by the Company.

(F8) To eliminate interest expense on amounts borrowed under the Company's revolving credit facilities that the Company intends to repay with approximately $166,000,000 of OGF/PFG cash acquired. OGF/PFG received substantially all of this cash from the sale, in 1994, of its investment in PG to the Company. The reduction was calculated using a weighted average annual interest rate of 6.09%, which represents the weighted average borrowing rate under the Company's existing revolving credit facilities for the nine months ended September 30, 1995.

(F9) To record interest expense on amounts borrowed under the Company's French Revolving Credit Agreement ($566,805,000) for the period January 1, 1995 through August 24, 1995 at 6.97% which represents the weighted average three month PIBOR borrowing rate plus 25 basis points for the nine months ended September 30, 1995 applied to a French franc balance as of August 25, 1995 and translated at the weighted average exchange rate for the nine months ended
       September 30, 1995.

(F10) To eliminate OGF/PFG historical interest income earned on OGF/PFG excess cash ($166,000,000) that the Company intends to use to partially repay borrowings under the Company's existing revolving credit facilities.

(F11)  To record the tax effect of the OGF/PFG pro forma adjustments.

(F12) The earnings of OGF/PFG's life insurance subsidiary for the nine months ended September 30, 1995 included realized losses on sales of portfolio debt securities. The net effect of the debt security sales, after profit

                       SERVICE CORPORATION INTERNATIONAL
       participation by policyholders, was a loss before income taxes of approximately $7,950,000. On August 25, 1995, the Company adopted a policy with respect to OGF/PFG's life insurance subsidiary to hold all debt securities to maturity. Had the Company's investment policy been in effect during the period, such security sales would not have occurred.

1995 PUBLIC OFFERINGS

(P1) To record the amortization expense expected to result from the estimated costs and expenses associated with the October 1995 notes offerings.

(P2) To record the estimated interest expense on the October 1995 notes offerings at an assumed annual interest rate of 6.625% as if such notes had been issued January 1, 1994 (net proceeds of $297,488,000).

(P3) To record the estimated reduction in interest expense resulting from the assumed partial repayment of $43,517,000 of indebtedness under the Company's existing revolving credit facilities from the assumed net proceeds of the October 1995 common stock offering after first applying such net proceeds to the repayment of indebtedness under the French Revolving Credit Agreement. The reduction was calculated using a weighted average annual interest rate of 6.09%, which represents the weighted average borrowing rate under the Company's existing revolving credit facilities for the nine months ended September 30, 1995.

(P4) To record the estimated decrease in net interest expense resulting from a cross currency hedging transaction as if such transaction had been entered into on January 1, 1994. This transaction would effectively convert $300,000,000 of fixed rate indebtedness into fixed rate French franc indebtedness. With this transaction, the Company's net investment in OGF/PFG will be hedged against currency risk.

(P5) To record the tax effect of the offerings' pro forma adjustments at the Company's statutory tax rate.

(P6) To record the October 1995 issuance of 8,395,000 shares under the October 1995 common stock offering as if such shares had been issued January 1, 1994 at a stock price of $37.30 per share (net proceeds of $312,834,000).

(P7) To record the estimated reduction in interest resulting from the assumed repayment of $566,805,000 for the period January 1, 1995 through August 24, 1995 of indebtedness under the Company's French
       Revolving Credit Agreement from the net proceeds of the October 1995 common stock and rates offerings. The reduction was calculated using a weighted average annual interest rate of 6.97% which represents the weighted average three month PIBOR borrowing rate plus 25 basis points for the nine months ended September 30, 1995.

(P8) To eliminate interest expense related to the OGF/PFG transaction included in the Company's historical interest expense related to interim financing that would not have been recorded by the Company if the net proceeds from the 1995 public offerings had been available to finance the OGF/PFG transaction.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 4, 1995                      SERVICE CORPORATION INTERNATIONAL

                                      /s/ GEORGE R. CHAMPAGNE
                                      ------------------------------------------
                                      George R. Champagne
                                      Senior Vice President
                                      Chief Financial Officer
                                      (Principal Financial Officer)